Exhibit 10.8

SECURITY AGREEMENT

This Security Agreement (“Security Agreement”), dated as of July 27, 2013 (“Effective Date”), is executed by SynCardia Systems, Inc., having an address at 1992 Silverlake Road, Tucson, AZ 85713 ( “Company”), in favor of Medtronic, Inc. having an address at 8200 Coral Sea Street N.E., Moundsview, MN 55112 (“Secured Party”).

RECITALS

A. As of the Effective Date, Company and Secured Party have entered into a Non-Exclusive License Agreement, (“License Agreement”) whereby Company is obligated to pay Secured Party royalties over a ten (10) year term.

B. In order to induce Secured Party to extend the credit evidenced by the License Agreement, Company has agreed to enter into this Security Agreement and to grant to Secured Party, the security interest in the Collateral described below.

AGREEMENT

NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Company hereby agrees with Secured Party as follows:

1. Definitions and Interpretation. When used in this Security Agreement, the following terms have the following respective meanings:

“Collateral” has the meaning given to that term in Section 2 hereof.

“Event of Default” has the meaning given to that term in Section 5 hereof.

“Lien” means any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

“Obligations” means the obligations of Company: (a) to pay Royalties to Secured Party pursuant to Section 5.2 of the License Agreement; (b) to reimburse Secured Party for Time Spent pursuant to Section 5.3 of the License Agreement, including, without limitation, the obligation to pay Secured Party the Advance; (c) to indemnify Secured Party for Losses to the extent set forth in Section 10 of the License Agreement, and (d) to pay any interest, fees, charges, expenses, attorneys’ fees and costs and accountants’ fees and costs chargeable to and payable by Company under this Security Agreement.

“Permitted Liens” means (a) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings; (b) contracts entered into by Company with third parties for the manufacture of the Hall Valves, only as a component part of the TAH, to the extent such contracts comply with

Section 3 of the License Agreement; (c) the second priority Lien on the Collateral in favor of Athyrium Opportunities Fund (A) LP pursuant to that certain Security Agreement, dated as of March 5, 2013, between Company and Athyrium for the secured parties thereunder; (d) statutory or common law Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other similar Liens, arising in the ordinary course of business and securing obligations that are not yet delinquent or are being contested in good faith by appropriate proceedings; (e) Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security; (f) Liens securing subordinated debt (provided such Liens are subordinated to Secured Party’s security interest); and (g) Liens incurred in connection with the extension, renewal or refinancing of indebtedness secured by Liens permitted under the preceding clauses.

“UCC” means the Uniform Commercial Code as in effect in the State of Minnesota from time to time.

All capitalized terms not otherwise defined herein shall have the respective meanings given in the License Agreement. Unless otherwise defined herein, all terms defined in the UCC have the respective meanings given to those terms in the UCC.

2. Grant of Security Interest. As security for the Obligations, Company hereby pledges to Secured Party and grants to Secured Party a security interest of first priority in all right, title and interest of Company in and to the property described in Attachment 1 hereto (collectively, the “Collateral”)

3. General Representations and Warranties. Company represents and warrants to Secured Party that (a) except for the security interest granted to Secured Party under this Security Agreement and Permitted Liens, Company is the sole legal and equitable owner of the Collateral and that no other Person has any right, title, claim or interest (by way of lien or otherwise) in, against or to the Collateral, other than Permitted Liens; (b) no effective security agreement, financing statement, equivalent security or lien instrument or continuation statement covering all or any part of the Collateral exists, except such as may have been filed by Company in favor of Secured Party pursuant to this Security Agreement and except for Permitted Liens; and (c) this Security Agreement creates a legal and valid security interest on and in the Collateral.

4. Covenants Relating to Collateral. Company hereby agrees, from and after the date of this Security Agreement and until the Obligations have been performed and paid in full, (a) to perform all acts that may be necessary to maintain, preserve, protect and perfect the Collateral, the lien granted to Secured Party therein and the perfection and priority of such lien; (b) not to use or permit any Collateral to be used in violation in any material respect of any applicable law, rule or regulation; (c) to pay promptly when due all taxes and other governmental charges, all liens and all other charges now or hereafter imposed upon or affecting any Collateral; (d) without seven (7) days’ written notice to Secured Party, (i) not to change Company’s name or place of business (or, if Company has more than one place of business, its chief executive office), or the office in which Company’s records are kept, and (ii) not to change Company’s state of incorporation, and (f) to procure, execute and deliver from time to time any endorsements, assignments, financing statements and other writings reasonably deemed necessary or appropriate by Secured Party to perfect, maintain and protect its lien hereunder and the priority thereof.

5. Authorized Action by Secured Party. Company hereby irrevocably appoints Secured Party as its attorney-in-fact (which appointment is coupled with an interest) and agrees that Secured Party may perform (but Secured Party shall not be obligated to and shall incur no liability to Company or any third party for failure so to do) any act which Company is obligated by this Security Agreement to perform, and to exercise such rights and powers as Company might exercise with respect to the Collateral, including the right to (a) collect by legal proceedings or otherwise and endorse, receive and receipt for all dividends, interest, payments, proceeds and other sums and property now or hereafter payable on or on account of the Collateral; (b) enter into any extension, reorganization, deposit, merger, consolidation or other agreement pertaining to, or deposit, surrender, accept, hold or apply other property in exchange for the Collateral; (c) make any compromise or settlement, and take any action it deems advisable, with respect to the Collateral; (d) insure, process and preserve the Collateral; (e) pay any indebtedness of Company relating to the Collateral; and (f) file UCC financing statements and execute other documents, instruments and agreements required hereunder; provided, however, that Secured Party shall not exercise any such powers granted pursuant to subsections (a) through (e) prior to the occurrence of an event that would entitle Secured Party to exercise its right to terminate the License Agreement (an “Event of Default”) and shall only exercise such powers during the continuance of an Event of Default. Company agrees to reimburse Secured Party upon demand for any reasonable costs and expenses, including attorneys’ fees, Secured Party may incur while acting as Company’s attorney-in-fact hereunder, all of which costs and expenses are included in the Obligations. It is further agreed and understood between the parties hereto that such care as Secured Party gives to the safekeeping of its own property of like kind shall constitute reasonable care of the Collateral when in Secured Party’s possession; provided, however, that Secured Party shall not be required to make any presentment, demand or protest, or give any notice and need not take any action to preserve any rights against any prior party or any other person in connection with the Obligations or with respect to the Collateral.

6. Default and Remedies.

(a) Default. Company shall be deemed in default under this Security Agreement upon the occurrence and during the continuance of an Event of Default.

(b) Remedies. Beginning on the date which is ten (10) business days after the occurrence of any such Event of Default and thereafter during the continuance of such Event of Default, Secured Party shall have the rights of a secured creditor under the UCC, all rights granted by this Security Agreement and by law. Company hereby agrees that twenty (20) days’ notice of any intended sale or disposition of any Collateral is reasonable.

(c) Application of Collateral Proceeds. The proceeds and/or avails of the Collateral, or any part thereof, and the proceeds and the avails of any remedy hereunder (as well as any other amounts of any kind held by Secured Party at the time of, or received by Secured Party after, the occurrence of an Event of Default) shall be paid to and applied as follows:

(i) First, to the payment of reasonable costs and expenses of Secured Party in connection with the sale, disposition or other realization of the Collateral, including all proper fees, expenses, liability and advances, including reasonable legal expenses and attorneys’ fees, incurred or made hereunder by Secured Party;

(ii) Second, to the payment to Secured Party of the Obligations then owing or unpaid to Secured Party; and

(iii) Third, to the payment of the surplus, if any, to Company, its successors and assigns, or to whomsoever may be lawfully entitled to receive the same.

7. Miscellaneous.

(a) Notices. Except as otherwise provided herein, all notices, requests, demands, consents, instructions or other communications to or upon Company or Secured Party under this Security Agreement shall be in writing and faxed, mailed or delivered to each party to the facsimile number or its address set forth below (or to such other facsimile number or address as the recipient of any notice shall have notified the other in writing). All such notices and communications shall be effective (a) when sent by Federal Express or other overnight service of recognized standing, on the business day following the deposit with such service; (b) when mailed, by registered or certified mail, first class postage prepaid and addressed as aforesaid through the United States Postal Service, upon receipt; (c) when delivered by hand, upon delivery; and (d) when faxed, upon confirmation of receipt.

Secured Party:

Vice President Business Development

Medtronic, Inc.

8200 Coral Sea St. NE Mail Stop MV276,

Mounds View, MN 55112

Fax: (763) 367-1606

With copy to: Senior Legal Director for Structural Heart, 8200 Coral Sea St. NE Mail Stop MV276, Mounds View, MN 55112, fax: (763) 505-8436

Company:

Michael Garippa

CEO and President

SynCardia Systems, Inc.

1992 Silverlake Road

Tucson, AZ 85713

Fax: (520) 903-1783

(b) Termination of Security Interest. Upon the payment in full of all Obligations, the security interest granted herein shall terminate and all rights to the Collateral shall revert to Company. Upon such termination Secured Party hereby authorizes Company to file any UCC termination statements necessary to effect such termination and Secured Party will execute and deliver to Company any additional documents or instruments as Company shall reasonably request to evidence such termination.

(c) Nonwaiver. No failure or delay on Secured Party’s part in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right.

(d) Amendments and Waivers. This Security Agreement may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by Company and Secured Party. Each waiver or consent under any provision hereof shall be effective only in the specific instances for the purpose for which given.

(e) Assignments. This Security Agreement shall be binding upon and inure to the benefit of Secured Party and Company and their respective successors and assigns; provided, however, that, except in conjunction with a permitted assignment of the License Agreement, Company may not sell, assign or delegate rights and obligations hereunder without the prior written consent of Secured Party.

(f) Cumulative Rights, etc. The rights, powers and remedies of Secured Party under this Security Agreement shall be in addition to all rights, powers and remedies given to Secured Party by virtue of any applicable law, rule or regulation of any governmental authority, the License Agreement, all of which rights, powers, and remedies shall be cumulative and may be exercised successively or concurrently without impairing Secured Party’s rights hereunder. Company waives any right to require Secured Party to proceed against any person or entity or to exhaust any Collateral or to pursue any remedy in Secured Party’s power.

(g) Partial Invalidity. If at any time any provision of this Security Agreement is or becomes illegal, invalid or unenforceable in any respect under the law or any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Security Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

(h) Construction. Each of this Security Agreement and the other transaction documents is the result of negotiations among, and has been reviewed by, Company, Secured Party and their respective counsel. Accordingly, this Security Agreement and the other transaction documents shall be deemed to be the product of all parties hereto, and no ambiguity shall be construed in favor of or against Company or Secured Party.

(i) Entire Agreement. This Security Agreement taken together with the License Agreement constitute and contain the entire agreement of Company and Secured Party and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.

(j) Other Interpretive Provisions. References to this Security Agreement and the License Agreement (a) include all exhibits, schedules and other attachments thereto, (b) include all documents, instruments or agreements issued or executed in replacement thereof, and (c) mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified and supplemented from time to time and in effect at any given time. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Security Agreement or the License Agreement refer to this Security Agreement or the License Agreement, as the case may be, as a whole and not to any particular provision of this Security Agreement or the License Agreement, as the case may be. The words “include” and “including” and words of similar import when used in this Security Agreement or the License Agreement shall not be construed to be limiting or exclusive.

(k) Governing Law. This Security Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota without reference to conflicts of law rules (except to the extent governed by the UCC).

(l) Counterparts. This Security Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall be deemed to constitute one instrument.

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IN WITNESS WHEREOF, Company has caused this Security Agreement to be executed as of the day and year first above written.

SynCardia Systems, Inc.

By:	/s/ Michael P. Garippa
Name:	Michael P. Garippa
Title:	CEO and President

AGREED:

Medtronic, Inc.,
as Secured Party

By:	/s/ John Mack
Name:	John Mack
Title:	Vice President Business Development, Strategic & Portfolio Management

ATTACHMENT 1

TO SECURITY AGREEMENT

That certain non-exclusive license granted by Secured Party to Company under the Non-Exclusive License Agreement between Secured Party and Company having an effective date of July 27, 3013, as follows:

A non-exclusive, worldwide, perpetual, non-revocable (except for termination for cause), non-assignable (except in Change of Control) license to make or have made, only as a component part of TAH, Hall Valves, and to use the Licensed Material and Hall Valve Documents for such purposes.

A non-exclusive, worldwide, perpetual, non-revocable (except for termination for cause), non-assignable (except in Change of Control) license to use, sell, have sold, offer for sale, import or distribute TAH, incorporating Hall Valves as a component part, and to use the Licensed Material and Hall Valve Documents for such purposes.

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